                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                              PRIMARY                                    JUNE 30,                  JUNE 30,
                                                                   --------------------       -----------------
                     (THOUSANDS, EXCEPT PER SHARE DATA)
                                                                     1995          1994        1995        1994
                                                                     ----          ----        ----        ----
                 Net income . . . . . . . . . . . . . . . . .     $ 2,050        $  877     $ 3,518     $ 1,003
                 Assumed interest reduction, net of taxes(1)          ---             4         ---          29
                                                                  -------        ------     -------     -------
                 Adjusted net income  . . . . . . . . . . . .     $ 2,050        $  881     $ 3,518     $ 1,032
                                                                  =======        ======     =======     =======

                 Basis for computation of primary earnings per common and common equivalent share:

                 Weighted average number of shares
                 outstanding during period  . . . . . . . . .       9,902         8,614       9,530       8,586

                 Weighted average (incremental) common
                 share equivalent after considering the
                 effects of options exercised and canceled
                 during the period and after assumed
                 repurchase of treasury shares--treasury
                 stock method(1)  . . . . . . . . . . . . . .       1,595           450       1,623         338
                                                                  -------        ------     -------     -------
                                                                   11,497         9,064      11,153       8,924
                                                                  =======        ======     =======     =======

                 Earnings per share . . . . . . . . . . . . .     $  0.18        $ 0.10     $  0.32     $  0.12
----------                                                        =======        ======     =======     =======

(1) Treasury Stock Method, as modified by Apb15, paragraph 38

                                                                     THREE MONTHS ENDED       SIX MONTHS ENDED
                              FULLY DILUTED                               JUNE 30,                 JUNE 30,
                                                                     --------------------     -----------------
                     (THOUSANDS, EXCEPT PER SHARE DATA)
                                                                     1995          1994        1995       1994
                                                                     ----          ----        ----       ----
                 Net income . . . . . . . . . . . . . . .         $ 2,050        $  877     $ 3,518     $1,003
                                                                  =======        ======     =======     ======

                 Basis for computation of fully diluted earnings per common and common equivalent share:

                 Weighted average number of shares
                 outstanding during period  . . . . . . .           9,902         8,614       9,530      8,586

                 Weighted average (incremental) common
                 share equivalent after considering the
                 effects of options exercised and canceled
                 during the period and after assumed
                 repurchase of treasury shares -- treasury
                 stock method . . . . . . . . . . . . . .           1,718           452       1,781        394
                                                                  -------        ------     -------     ------
                                                                   11,620         9,066      11,311      8,980
                                                                  =======        ======     =======     ======

                 Earnings per share . . . . . . . . . . .         $  0.18        $ 0.10     $  0.31     $ 0.11
                                                                  =======        ======     =======     ======





TEKELEC
EXHIBIT 11.1